Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

ROBO.AI INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class B ordinary shares, par value US$0.0001 per share, issuable pursuant to the Notes	(1)	Other	100,000,000	$0.3239	$32,390,000.00	0.0001381	$4,473.06
Fees to be Paid	Equity	Class B ordinary shares, par value US$0.0001 per share, issuable pursuant to the EPFA	(2)	Other	50,000,000	0.3239	16,195,000.00	0.0001381	2,236.53
Fees to be Paid	Equity	Class B ordinary shares, par value US$0.0001 per share, issued pursuant to the Burkhan Agreements	(3)	Other	500,000	$0.3239	$161,950.00	0.0001381	$22.37

Total Offering Amounts:							$48,746,950.00		6,731.95
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$6,731.95

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Offering Note(s)

(1)	Represents the Registrant's Class B ordinary shares, issuable upon conversion of convertible notes at a floor price of $0.12 issued and issuable to the selling shareholder named in the Registration Statement.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares issuable upon conversion of convertible notes is based upon $0.3239, which is the average of the high and low closing sale prices of the shares of ordinary shares as of December 29, 2025, as reported on The Nasdaq Capital Market.

(2)	Represents the Registrant's Class B ordinary shares to be sold by the Company pursuant to the Equity Purchase Facility Agreement, dated as of December 11, 2025, by and between the Company and the investor named therein.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares is based upon $0.3239, which is the average of the high and low closing sale prices of the shares of ordinary shares as of December 29, 2025, as reported on The Nasdaq Capital Market.
(3)	Represents the Registrant's Class B ordinary shares, issued pursuant to the Burkhan Agreements to the selling shareholder named in the Registration Statement.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the ordinary shares is based upon $0.3239, which is the average of the high and low closing sale prices of the shares of ordinary shares as of December 29, 2025, as reported on The Nasdaq Capital Market.